                                                                   EXHIBIT 3.1.2



                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)

                                       OF

                             DELICIOUS BRANDS, INC.
                             A DELAWARE CORPORATION

                                   ----------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

         DELICIOUS BRANDS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 1,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 245,000 shares, $.01 par value per share, to be designated "Series A Convertible Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

                  1. Designations and Amount. Two Hundred Forty-Five Thousand (245,000) shares of the Preferred Stock of the Corporation, $.01 par value per share, shall constitute a class of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

                  2.       Dividends.

                  (a) The holders of each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board out of assets of the Corporation legally available for payment, dividends at the rate per share of Ten Percent (10%) per annum of the aggregate Stated Value (the "Aggregate Stated Value") of the Series A Preferred Stock (the "Preferred Dividends"). The "Stated Value" of each share of Series A Preferred Stock shall be $8.00. Such Preferred Dividends shall accrue semi-annually at the rate of Five Percent (5%) per six-month period of the Aggregate Stated Value from the date of issuance or the last Dividend Record Date (as hereinafter defined) and be payable to holders of record of Series A Preferred Stock on each Dividend Record Date (each January 15 and July 15 being hereinafter called a "Dividend Record Date" and each of the six-month periods, or portions thereof, ending on the last day of the preceding month, respectively, being hereinafter called a "Dividend Period") and shall be paid in cash on each January 31 and July 31 only if, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, unless sooner declared by the Board of Directors. Preferred Dividends on shares of Series A Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that if at any time the Preferred Dividends upon the Series A Preferred Stock to the end of the last completed Dividend Period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the amount of the deficiency in such Preferred Dividends shall be fully paid (but without interest), or Preferred Dividends in such amounts shall have been declared on the shares of the Series A Preferred Stock and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (other than a dividend payable in such junior stock) and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (with respect to rights to dividends and on liquidation, the Series A Preferred Stock shall rank prior to the Common Stock (as hereinafter defined)), the Preferred Dividends must be paid. All Preferred Dividends declared upon the Series A Preferred Stock shall be declared pro rata per share. Holders of shares of Series A Preferred Stock shall not be entitled to any Preferred Dividends, whether payable in cash, property or stock, in excess of the Preferred Dividends at the rate set forth above. All payments due under this Section 2 to any holder of shares of Series A Preferred Stock shall be made to the nearest cent.

                  (b) The Corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire, shares of common stock, $.01 par value, of the Corporation (the "Common Stock") or of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all declared and unpaid Preferred Dividends on the Series A Preferred Stock have been or contemporaneously are paid.

                  3.       Rights on Liquidation, Dissolution or Winding Up,
                           Etc.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation (each, a "Liquidation"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i) The holders of Series A Preferred Stock shall be
                  entitled to receive, prior and in preference to any distribution to the holders of Common Stock, any other series or class of Preferred Stock or any other class of the Corporation's capital stock, whether now existing or hereafter created, an amount equal to the sum of (A) the amount they would have received had they converted all of the shares of Series A Preferred Stock into shares of Common Stock immediately prior to such Liquidation and (B) an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock as of the date of such Liquidation. If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (ii) After distribution of the amounts set forth in
                  Section 3(a)(i) hereof, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid aggregate amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

                  4. Voting Rights. The holders of Series A Preferred Stock shall not be entitled to vote on any matter except as required by law.

                  5. Conversion of Series A Preferred Stock.

                  (a) Each holder of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time beginning on the day immediately following the date the Series A Preferred Stock is first issued and until July 31, 2001, to convert each share of Series A Preferred Stock into one share of Common Stock. The holder of any shares of Series A Preferred Stock, exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all declared dividends with respect to such shares of Series A Preferred Stock up to and including the respective conversion date of such shares of Series A Preferred Stock.

                  (b) Each share of Series A Preferred Stock shall, subject to adjustment in accordance with this Section 5, automatically be converted into one share of Common Stock in accordance with Section 5(a) hereof on August 1, 2001.

                  (c) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (d) The number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                  (i) In the event the Corporation should at any time or from time to time after the date on which the shares of Series A Preferred Stock are issued (the "Series A Issuance Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares of Common Stock issuable upon conversion of each share of such Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock equivalents.

                  (ii) If the number of shares of Common Stock outstanding at any time after the Series A Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (e) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(d) hereof to the holders of Common Stock, then, in each such case for the purpose of this Section 5(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (f) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (h) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while any shares of Series A Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless (i) approved by the holders of Series A Preferred Stock, if such approval is required by law, and (ii) prior to or simultaneously with the consummation thereof, the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of Series A Preferred Stock, the obligation to deliver to such holders of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Certificate of Designation to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series A Preferred Stock.

                  (i) (A) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall make a cash payment equal to the Fair Market Value (as hereinafter defined) of the Common Stock as of two business days prior to payment multiplied by such fraction. "Fair Market Value" shall mean the closing price of the Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the Nasdaq National Market or Small Cap Market (if the Common Stock is regularly quoted on the Nasdaq National Market or Small Cap Market), or, if not so listed or regularly quoted or if there is no such closing price, the mean between the closing bid and asked prices of the Common Stock in the over-the-counter market or on such exchange or on Nasdaq, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service, or if the price is not so reported, as determined in good faith by the Board.

                           (B)      Upon the occurrence of each adjustment or
readjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a statement, signed by its independent certified public accountants, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment and (B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series A Preferred Stock.

                  (j) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (k) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (l) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

                  (m) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  (n) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

                  (o) In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be cancelled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

                  6. No Pre-emptive Rights. No holder of shares of the Series A Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

                  IN WITNESS WHEREOF, Delicious Brands, Inc. has caused this Certificate of Designation to be executed this 31st day of August, 1998.


                                          DELICIOUS BRANDS, INC.



                                          By:/s/Michael J. Kirby
                                             --------------------------
                                             Name:  Michael J. Kirby
                                             Title: President



                                          By:/s/Jeffry W. Weiner
                                             --------------------------
                                             Name:  Jeffry W. Weiner
                                             Title: Secretary